Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer and Principal Financial Officer of ImaRx Therapeutics, Inc. certifies that, to my knowledge, the Quarterly Report of ImaRx Therapeutics, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2008 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects, the financial condition and results of operations of ImaRx Therapeutics, Inc.

Date: August 14, 2008	/s/ Bradford A. Zakes
Bradford A. Zakes,
President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.
A signed original of this written statement required by Section 906 has been provided to ImaRx Therapeutics, Inc. and will be retained by ImaRx Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.